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                                                             EXHIBIT 28(H)(5)(B)

                                  AMENDMENT TO
                              CONSULTING AGREEMENT

     THIS AMENDMENT TO THE CONSULTING AGREEMENT, dated as of April 29, 2011 (the "Amendment"), is between Lincoln Investment Advisors Corporation (the "Adviser"), a Tennessee corporation and Milliman, Inc. ("Milliman"), a Washington corporation.

     WHEREAS, the Adviser has contracted with Milliman to provide consulting services regarding certain funds within the Lincoln Variable Insurance Products Trust pursuant to a Consulting Agreement, entered into May 27, 2011 (the "Consulting Agreement");

     WHEREAS, the Adviser desires to retain Milliman to provide consulting services regarding certain series of Lincoln Advisors Trust;

     WHEREAS, Milliman is willing to serve in such capacity; and

     WHEREAS, the parties have agreed to amend the Consulting Agreement and its Schedule A to reflect that Milliman will also be providing consulting services for certain funds within Lincoln Advisors Trust.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. The second whereas clause of the Consulting Agreement is deleted and replaced with the following:

          "WHEREAS, the Adviser is the investment Adviser to Lincoln Variable Insurance Products Trust and Lincoln Advisors Trust (collectively, the "Trusts");"

     2. The defined term, "Trust," is replaced with "Trusts" and existing singular references in the Consulting Agreement to the "Trust" are hereby replaced with the plural form of "Trusts."

     3. Schedule A shall be deleted and replaced with the attached Schedule A to reflect the funds within the Lincoln Advisors Trust that will be subject to the Consulting Agreement.

     4. All other terms and provisions of the Consulting Agreement not amended herein shall remain in full force and effect.

     5. This Amendment may be executed in two or more counterparts, which together shall constitute one instrument.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the day and year first written above.

LINCOLN INVESTMENT ADVISORS             MILLIMAN, INC.
CORPORATION

By: /s/ Kevin J. Adamson                By: /s/ Deep Patel
    --------------------------------       -------------------------------------
Name: Kevin J. Adamson                  Name: Deep Patel
Title: Vice President                   Title: Principal & Consulting Actuary


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                                   SCHEDULE A

                    FUNDS SUBJECT TO THE CONSULTING AGREEMENT

LINCOLN VARIABLE INSURANCE PRODUCTS TRUST

FUNDS                                                  EFFECTIVE DATE
-----------------------------------------   ------------------------------------
LVIP Protected Profile 2010 Fund            May 27, 2011
LVIP Protected Profile 2020 Fund            May 27, 2011
LVIP Protected Profile 2030 Fund            May 27, 2011
LVIP Protected Profile 2040 Fund            May 27, 2011
LVIP Protected Profile 2050 Fund            May 27, 2011
LVIP Protected Profile Conservative Fund    To be determined by the mutual
                                            agreement of the parties.
LVIP Protected Profile Moderate Fund        To be determined by the mutual
                                            agreement of the parties.
LVIP Protected Profile Growth Fund          To be determined by the mutual
                                            agreement of the parties.

LINCOLN ADVISORS TRUST

FUNDS                                                  EFFECTIVE DATE
-----------------------------------------   ------------------------------------
Presidential Protected Profile 2010 Fund    To be determined by the mutual
                                            agreement of the parties.
Presidential Protected Profile 2020 Fund    To be determined by the mutual
                                            agreement of the parties.
Presidential Protected Profile 2030 Fund    To be determined by the mutual
                                            agreement of the parties.
Presidential Protected Profile 2040 Fund    To be determined by the mutual
                                            agreement of the parties.
Presidential Protected Profile 2050 Fund    To be determined by the mutual
                                            agreement of the parties.


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